Exhibit 16.1

Li and Company, PC

194 Tamarack Circle

Skillman, NJ 08558 U.S.A.

Tel: (609)252-1878     E-mail: info@licpas.com

April 1, 2015

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Malaysia Pro-Guardians Security Management Corporation of Form 8-K dated April 1, 2015, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC